U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
Amendment 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CALIFORNIA NEWS TECH
(Exact name of Registrant as specified in its charter)

NEVADA                  88-0417389
(State or other jurisdiction of     (I.R.S. Employer
incorporation or organization)       Identification Number)

529 Buchanan St.
San Francisco, CA                                                                                                                                                                                   94102
(Name and address of principal         (Zip Code)
executive offices)

Registrant's telephone number, including area code:                               (415) 861-3421

Approximate date of commencement of proposed sale to the public:                    As soon as practicable after the effective date of this  Registration Statement .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.         |__|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH	PROPOSED	PROPOSED
CLASS OF	MAXIMUM	MAXIMUM
SECURITIES	OFFERING	AGGREGATE	AMOUNT OF
TO BE	AMOUNT TO BE	PRICE PER	OFFERING	REGISTRATION
REGISTERED	REGISTERED	SHARE (1)	PRICE (2)	FEE (2)
Common Stock	1,000,000 shares	$1.00	$1,000,000	$90

(1) This price was arbitrarily determined by California News Tech
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Michael A. Cane, Esq.
2300 W. Sahara Blvd., Suite 500
Las Vegas, NV 89102
Phone (702) 312-6255; Fax: (702) 944-7100
Agent for service of process

ITEM 27. EXHIBITS.
EXHIBIT
NUMBER                                                           DESCRIPTION
------------                                                     --------------------

3.1	Articles of Incorporation (1)
3.2	Amended Articles of Incorporation (1)
3.3	By-Laws (1)
4.1	Share Certificate (1)
5.1	Opinion of Cane O’Neill Taylor, LLC, with consent to use (1)
10.1	Share Lock Up Agreement with Gary Schell (1)
10.2	Share Lock Up Agreement with Marian Munz (1)
23.1	Consent of Jewell & Langsdale, Certified Public Accountants (2)

(1) Previously included as an exhibit to SB-2 filed July 24, 2003
(2) Included as an exhibit to the filing of this SB-2 Amendment 1.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of San Francisco, California, on July 25 , 2003.
                                                   CALIFORNIA NEWSTECH, INC.
                                               /s/ Marian Munz
          By:                   ____________________________
          Marian Munz
          Chief Executive Officer
          President
          Director